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                                                                     EXHIBIT 10a

                       LEASE MODIFICATION AGREEMENT NO. 3


         This Lease Modification Agreement No. 3 ("Agreement") dated this 3rd day of January, 2000 by and between Murray Income Properties I, Ltd., a Texas limited partnership, as Landlord, and Childtime Childcare, Inc., an Illinois corporation, as Tenant.

                                    RECITALS:

1. Landlord and Tenant are parties to that certain lease dated April 11, 1983 originally by and between S-T Properties #14, an Arizona partnership, as landlord, whose interest has been assigned to Landlord, and Palo Alto Educational Systems, Inc., an Arizona corporation, as tenant, which entity was acquired by and subsequently merged into Gerber Children's Centers, Inc., an Illinois corporation ("Gerber") through an Agreement of Merger dated February 23, 1988 and Gerber subsequently merged with KD Mergeco, Inc., a Delaware corporation through an Agreement and Plan of Merger dated July, 1990 wherein the surviving corporation was Gerber and Gerber thereafter amended its name to be Childtime Childcare, Inc., an Illinois corporation, the herein named Tenant, and Landlord and Tenant entered into Lease Modification Agreement No. 1 dated February 14, 1992 and Lease Modification Agreement No. 2 dated January 9, 1996, hereinafter collectively referred to as "Lease". Said Lease covers a demised premises located at 9659 North Hayden Road, Scottsdale, Arizona ("Demised Premises") as more particularly described in the Lease; and

2.   Landlord and Tenant are mutually desirous of modifying the Lease; and

3.   The Lease contains an expiration date of January 31, 2000.

         NOW, THEREFORE, FOR VALUE RECEIVED, it is hereby agreed as follows:

1. The term of the Lease as described in Article 2 of the Lease is hereby extended for five (5) years which shall provide for a Lease expiration date of January 31, 2005.

2. Pursuant to Article 3.A. of the Lease, the Base Minimum Rent for the period from February 1, 2000 through January 31, 2001 shall be SIX THOUSAND SEVEN HUNDRED FIFTY AND 00/100 ($6,750.00) Dollars per month.

3. On February 1, 2001 and on February 1 of each year thereafter throughout the remainder of the term of the Lease, the Base Minimum Rent as provided for in Article 3.A. of the Lease as modified by Article 2 of this Agreement shall be subject to adjustment as follows: The basis for computing the adjustment is the CPI-All Urban Consumers for the United States (1982-84 =
     100), published by the United States Department of Labor, Bureau of Labor Statistics ("Index"). If the Index published for the month which is four months prior to the adjustment date ("Adjustment Index") has increased over the Index one (1) year prior to the date of the Adjustment Index ("Beginning Index"), the Base Minimum Rent for the year commencing on the adjustment date shall be set by multiplying the Base Minimum Rent payable in the month prior to the adjustment date by the product obtained by multiplying twenty (20) times a fraction, the numerator of which is the Adjustment Index and the denominator of which is the Beginning Index. For the purpose of determining the change in the Index during any year, the change in the Index for any given month during the year shall never be deemed to be less than zero. As an example, should the Index of a particular month decrease from the Index of the prior month during each of seven (7) months of a year and should the Index increase during each of five (5) months of the same year, only the aggregate total of the months during which the Index increased shall be used in determining the increase in the Index for that year. In no event, shall the adjusted Base Minimum Rent be less than the Base Minimum Rent in effect immediately preceding any adjustment or shall it be more than Two Hundred Fifty and 00/100 ($250.00) Dollars more than the Base Minimum Rent in effect immediately preceding any adjustment. If the Index is discontinued or revised during the term of this Lease, Landlord shall adopt a substitute index or procedure that reasonably reflects increases in consumer prices.



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4.   Landlord shall have the right to terminate the Lease providing Landlord has notified Tenant in writing of Landlord's intent to terminate at least six
     (6) months prior to the date which Landlord intends to terminate the Lease. Landlord shall not have the right to terminate the Lease unless (a)
     Landlord shall have a fully executed lease with a tenant ("Replacement Tenant") for all or a portion of the space located at 9689 North Hayden Road, Scottsdale, Arizona ("Anchor Tenant Space") and (b) in the sole discretion of Landlord or of the Replacement Tenant, the Replacement Tenant requires all or a portion of the area which now comprises the Demised Premises to create an economically or physically feasible facility.

     Landlord's right to terminate the Lease as provided for in this Article 4 shall become null and void in the event that Landlord and the Replacement Tenant execute a lease for either all of the Anchor Tenant Space or for the southern portion of the Anchor Tenant Space and the Replacement Tenant does not require any portion of the area which now comprises the Demised Premises.

5. Landlord and Tenant acknowledge that ZELL Commercial Real Estate Services, Inc. ("ZELL") has been the only real estate broker involved in this Agreement and Landlord and Tenant have no objection that ZELL has acted as the agent for Landlord.

6. Landlord and Tenant agree that as of the date of this Agreement, Landlord and Tenant have fully performed all of their obligations under the Lease, and that the Landlord and Tenant possess no defenses or right of deduction or setoff to the enforcement of the terms, covenants or conditions of the Lease.

7. Except as modified by this Agreement, the Lease shall remain unchanged and in full force and effect.

8. Should there be any conflicts between the term and conditions of this Agreement and the Lease, this Agreement shall prevail.

         IN WITNESS WHEREOF, the parties hereto have set their hands as of the day and year first above written.

WITNESS:                           Childtime Childcare, Inc., an Illinois
                                   corporation (Tenant)



/s/ Myra B. Hall              By: /s/ Harold A. Lewis
---------------------             --------------------------------------

                              Its: President and Chief Executive Officer
                                   -------------------------------------

WITNESS: Murray Income Properties I, Ltd., a Texas limited partnership (Landlord)

                                   By: Murray Realty Investors VIII, Inc., a
                                   Texas corporation, its general partner


                              By: /s/ Brent Buck
---------------------             --------------------------------------


                              Its: Executive Vice President
                                   -------------------------------------



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